NSAR ITEM 77O
January 1, 2002 - June 30, 2002
Van Kampen Life Investment Trust Global Equity Portfolio
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1           Ford Cvt.       Goldman Sachs   14,800      0.016      1/24/02
                Pfd.            & Co.

    2           Carolina Group  Salomon Smith   14,000      0.040      1/31/02
                Barney

Underwriters for #1
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Salmon Smith Barney Inc.
ABN AMRO Rothschild LLC
BMO Nesbitt Burns Corp.
BNP Paribas Securities Corp.
BNY Capital Markets, Inc.
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Barclays Bank PLC
Bear, Stearns & Co. Inc.
Comerica Securities, Inc.
Commerzbank Capital Markets Corp.
Credit Lyonnais Securities (USA) Inc.
Credit Suisse First Boston Corporation
Daiwa Securities SMBC Europe Limited
Deutsche Banc Alex. Brown Inc.
Dresdner Kleinwort Nasserstein Securities LLC
Fleet Securities, Inc.
HSBC Securities (USA) Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho International plc
RBC Capital Markets
Santander Central Hispano Investment Securities Inc.
Scotia Capital (USA) Inc.
TD Securities (USA) Inc.
Tokyo-Mitsubishi International plc
UBS Warburg LLC
BBVA Securities Inc.
Banca Akros S.P.A. - Gruppo Banca Popolare di Milano
Blaylock & Partners, L.P.
Cabota Holding SIM S.P.A.
CIC
Danske Securities (US), Inc.
Doley Securities, Inc.
First Union Securities, Inc.
Fortis Investment Services LLC
Guzman & Company
KBC Finanical Products USA Inc.
McDonald Investments Inc.
Muriel Siebert & Co., Inc.
NatCity Investments, Inc.
Norddeutsche Landesbank Girozentrale
Ormes Capital Markets, Inc.
PNC Capital Markets, Inc.
SunTrust Capital Markets, Inc.
The Royal Bank of Scotland plc
The Williams Capital Group, L.P.
Utendahl Capital Partners, L.P.


Underwriters for #2
Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Warburg LLC
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
Deutsche Banc Alex. Brown Inc.
Dresdner Kleinwort Wasserstein Securities
A.G. Edwards & Sons, Inc.
Janney Montgomery Scott LLC
Jefferies & Company
Legg Mason Wood Walker, Incorporated
Neuberger Berman LLC
Sanford C. Bernstein & Co. Inc.
Dominick & Dominick LLC
Midwest Research
Samuel A. Ramirez & Co., Inc.
Sanders Morris Harris
Muriel Siebert & Co., Inc.